Exhibit 99.1

Listed on the New York Stock Exchange (KIM)	News Release

Kimco Realty Appoints Conor C. Flynn to its Board of Directors

NEW HYDE PARK, N.Y., January 4, 2016 – Kimco Realty Corp. (NYSE: KIM) announced that Conor C. Flynn, President and Chief Executive Officer, has been appointed to the company’s Board of Directors effective January 1, 2016, simultaneous with his elevation to the CEO role. Mr. Flynn succeeds David B. Henry who retired as Vice Chairman of the Board of Directors and Chief Executive Officer on January 1, 2016.

"We are excited to have Conor as a member of Kimco’s Board of directors. His enthusiasm, extraordinary leadership and entrepreneurial vision will complement the board’s depth of knowledge and our shareholders will benefit greatly from his addition,” said Milton Cooper, Executive Chairman.

“I am honored to be part of Kimco’s Board and consider strong corporate governance a core principal to a successful organization,” said Mr. Flynn. “I have a deep passion for real estate and expect to make a number of meaningful contributions as a member of this board with the intention of further increasing shareholder value.”

Conor Flynn, who joined Kimco in 2003 as an asset manager, was appointed President of the company in August 2014 and has previously served in a number of other senior leadership roles with the organization including that of Chief Operating Officer, Chief Investment Officer and President, Western Region. Mr. Flynn received a B.A. degree in Economics from Yale University and a Master's degree in Real Estate Development from Columbia University. Mr. Flynn is a licensed real estate broker in California, and a member of National Association of Real Estate Investment Trusts (NAREIT), Urban Land Institute (ULI) and International Council of Shopping Centers (ICSC).

ABOUT KIMCO

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is North America’s largest publicly-traded owner and operator of open-air shopping centers. As of December 31, 2015, the company owned interests in 564 U.S. shopping centers comprising 90 million square feet of leasable space across 38 states and Puerto Rico. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years.

SAFE HARBOR STATEMENT

The statements in this release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and  management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the company’s expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as it may be updated or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the company’s results.

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CONTACT:

David F. Bujnicki

Vice President, Investor Relations and Corporate Communications

Kimco Realty Corp.

1-866-831-4297

dbujnicki@kimcorealty.com